EXHIBIT 99.1

For immediate release:	Contact:	John Van Blaricum	Chuck Weber
		913.307.1017	847.705.1802
			cpweber@weberpr.com

Mediware Completes Acquisition of Integrated Marketing Solutions

Acquisition enhances focus on Blood and Plasma Donor Centers.

LENEXA, KS, Oct. 31, 2007 – Mediware Information Systems, Inc., (NASDAQ: MEDW), a provider of ClosedLoop™ clinical systems for blood and medication management, announced that the Company has completed the acquisition of substantially all of the assets of Integrated Marketing Solutions (IMS). IMS is a provider of software products and services that enable blood and plasma donation centers to improve donor relationship management with powerful web based tools. In the transaction that was announced on October 16, 2007, Mediware’s purchase agreement includes a cash payment of approximately $5.2M with an additional earn out opportunity based on operational performance.

“We are very excited to have this transaction complete,” said Kelly Mann, Mediware’s President and Chief Executive Officer.  “IMS has an exceptional reputation within the industry – one that is built from its experienced staff, powerful technology and responsive customer care.”

Mann continued, “The addition of IMS enhances Mediware’s vision for ClosedLoop™ management of the blood supply and enables our mutual clients with increased capabilities. It also provides our clients and investors a clear indication that our strategy is to invest in our capabilities and deliver growth.”

The IMS software and services address the competitive nature of the blood supply market by enabling blood and plasma collection facilities with automated and online software to better manage relationships with donors, staff and hospitals.

“The IMS products create a logical interface with our existing technology,” said Mann. “The integration of IMS’s relationship portals, with the clinical management capabilities provided in LifeTrak, will provide end-to-end donor center support and a ClosedLoop environment that streamlines donor center efficiency.”

The IMS product line includes the following products that can be licensed individually on a contract basis:

▪
RecruitAssist: personalized online environment allowing blood centers to manage their recruitment efforts and donors to view drive schedules, schedule appointments, and review their donation histories.

▪
CallAssist: tele-recruiting and Donor Relationship Management (DRM) product that enables telerecruiting staff with all relevant donor information including contact data, donation histories, loyalty program status, mobile drive data and web activity.

▪	OrderAssist: online supply and inventory manager that electronically processes orders and tracks delivery status for blood centers and hospitals.
▪	QualityAssist: an online customer service environment facilitating interaction and communication between donors and blood center staff.

▪	CoordinatorAssist: loyalty-driven online software to help blood drive coordinators plan and manage events at their companies or for their organizations.
▪	DriveAssist: online automated systems to help schedule, promote and manage mobile blood drives.
▪	SalesAssist: online sales force automation software to manage sales activities, increase sales effectiveness and monitor business performance.

Mediware has long been a leader in the clinical systems supporting donor centers and the Company’s LifeTrak® product supports more than 65 facilities. LifeTrak, which includes LifeTrak Donor, LifeTrak Lab and LifeTrak Distribution, is 510(K) cleared as a medical device.

About Mediware
Mediware delivers blood and medication management software systems that encapsulate information supporting patient therapies, reinforce patient safety practices and improve efficiencies to lower costs.  Mediware’s customers include prestigious hospitals, clinics, correctional institutions, blood centers and other public and private health care institutions throughout the world.  For more information about Mediware products and services, visit our web site at www.mediware.com.

###

Certain statements in this press release may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and in releases made by the SEC from time to time.  Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2007, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements.  The Company disclaims any obligation to update its forward-looking statements.

10/31/07